Exhibit 3.2


                           Amended AND RESTATED BYLAWS

                                       OF

                        SINO PHARMACEUTICALS CORPORATION



                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Cheyenne, State of Wyoming.

         Section 2. Other Offices. In addition to the principal office, other offices may also be maintained at such other place or places, either within or without the State of Wyoming, as may be designated from time to time by the Board of Directors, where any and all business of the Corporation may be transacted, and where meetings of the stockholders and of the Directors may be held with the same effect as though done or held at said principal office.

                                   ARTICLE II

                           MEETING OF THE STOCKHOLDERS

         Section 1. Annual Meetings. The annual meeting of the shareholders, commencing with the year 1998, shall be held at the registered office of the corporation, or at such other place as may be specified or fixed in the notice of said meetings in the month of or the month preceding the due date of the annual list of the officers and directors of the corporation at such time as the shareholders shall decide, for the election of directors and for the transaction of such other business as may properly come before said meeting.

         Section 2. Notice of Annual Meeting. The Secretary shall mail, in the manner provided in Section 5 of Article 11 of these Bylaws, or deliver a written or printed notice of each annual meeting to each stockholder of record, entitled to vote thereat, or may notify by telegram, at least ten (10) and not more than sixty (60) days before the date of such meeting.

         Section 3. Place of Meetings. The Board of Directors may designate any place either within or without the State of Wyoming as the place of meeting for annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders may designate any place either within or without the State of Wyoming, as the place for holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of Corporation in the State of Wyoming, except as otherwise provided in Section 6, Article II of these Bylaws, entitled "Meeting of All Stockholders."

         Section 4. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the Corporation or at such other place as shall be specified or fixed in a notice hereof. Such meetings of the stockholders may be called at any time by the President or Secretary, or by a majority of the Board of Directors then in office, and shall be called by the President with or without Board approval on the written request of the holders of record of at least fifty percent (50%) of the number of shares of the Corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

         Section 5. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his/her address as it appears on the records of the Corporation, with postage prepaid.

         Any stockholder may at any time, by duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

         Section 6. Meeting of All Stockholders. If all the stockholders shall meet at any time and place, either within or without the State of Wyoming, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

         Section 7. Quorum. At all stockholders' meetings, the presence in person or by proxy of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than seven (7) nor more than twenty-one (21) days later, and the Secretary shall thereupon give at least three (3) days' notice by mail to each stockholders entitled to vote who is absent from such meeting.

         Section 8. Mode of Voting. At all meetings of the stockholders the voting may be a voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him/her and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

         Section 9. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until any instrument revoking it or duly executed proxy bearing a later date is filed with the Secretary of the Corporation. At no time shall any proxy be valid which shall be filed less than ten (10) hours before the commencement of the meeting.

         Section 10. Voting Lists. The officer or agent in charge of the transfer books for shares of the corporation shall make, at least three (3) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the number of shares held by each, which list for a period of two (2) days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, kept in this state, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

         Section 11. Closing Transfer Books or Fixing or Record Date. For the purpose of determining stockholders entitled to notice or to vote for any meeting of stockholders, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date in any case to be not more than sixty (60) days, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of stockholders entitled to notice of meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record of date for such determinations of shareholders.

         Section 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation by prescribe, or, in the absence of such provisions, the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his/her administrator or executor, either in person or by proxy. Shares standing in the name of the guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his/her name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to this corporation shall not vote, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         Section 13. Informal Action by Stockholders. Any action is required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders except the election of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

         Section 14. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of stockholders.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. General Powers. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, Articles of Incorporation and the laws of the State of Wyoming. The Board of Directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these Bylaws.

         Section 2. Number of Directors. The affairs and business of this Corporation shall be managed by a Board of Directors consisting of not less than one (1) or more than nine (9), until changed by amendment to these Bylaws adopted by the shareholders amending this Section 2, Article III, and except as authorized by the Wyoming Business Corporation Act, there shall in no event be less than one (1) Director.

         Section 3. Election. The Directors of the Corporation shall be elected at the annual meeting of the stockholders except as hereinafter otherwise provided for the filling of vacancies. Each Director shall hold office for a term of one (1) year and until his successor shall have duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4. Vacancies in the Board. Any vacancy in the Board of Directors occurring during the year through death, resignation, removal or other cause, including vacancies caused by an increase in the number of directors, shall be filled for the unexpired portion they constitute a quorum, at any special meeting of the Board called for that purpose, or at any regular meeting thereof, provided, however, that in the event the remaining directors do not represent a quorum of the number set forth in Section 2 hereof, a majority of such remaining directors may elect directors to fill any vacancies.

         Section 5. Directors Meetings. Annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the stockholders. Other regular meetings of the Board of Directors shall from time to time by resolution be prescribed. No further notice of such annual or regular meeting of the Board of Directors need be given.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

         Section 7. Notice. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto by written notice if personally delivered, or five (5) days previous thereto if mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 8. Chairman. At all meetings of the Board of Directors, the President shall serve as Chairman, or in the absence of the President, the Directors present shall choose by majority vote a Director to preside as Chairman.

         Section 9. Quorum and Manner of Acting. A majority of Directors, whose number is designated in Section 2 herein, shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the Directors present may adjourn any meeting from time to time until a quorum is had. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board and the individual Directors shall have no power as such.
         Section 10. Removal of Directors. Any one or more of the Directors may be removed either with or without cause at any time by the vote or written consent of the stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.

         Section 11. Voting. At all meetings of the Board of Directors, each Director is to have one (1) vote, irrespective of the number of shares of stock that he may hold.

         Section 12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance of each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall file forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV

                         EXECUTIVE and other COMMITTEEs

         Section 1. Creation. The Board of Directors may, by resolution adopted by an absolute majority of the full Board of Directors, designate two or more of its members as an Executive Committee, and may designate from among its members one or more other committees. The designation of the Executive Committee or any other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         Section 2. Powers. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all the authority of the Board of Directors in the management of the business affairs of the Corporation, subject to the limitations as may be included in the Board's resolution and the limitations set forth below. Neither the Executive Committee nor any other committee shall have the authority of the Board of Directors in reference to the following matters:

         (a) The submission to the shareholders of any action that requires shareholders' authorization or approval.

         (b) The filling of vacancies on the Board of Directors or on any committee of the Board of Directors.

         (c) The  amendment  or repeal of the  Bylaws,  or the  adoption  of new
Bylaws.

         (d) The fixing of compensation of directors for serving on the Board or on any committee of the Board of Directors.

         Section 3. Tenure and Removal. The members of any committee shall hold office until the next annual meeting of the Board of Directors and until their successors are appointed by a new resolution of the Board of Directors. The Board of Directors, with or without cause, may dissolve any committee or remove any member thereof at any time.

         Section 4. Vacancies. Any vacancies occurring by reason of death, resignation, removal, disqualification or otherwise may be filled only by the full Board of Directors.

         Section 5. Organization. The members of the Executive Committee or other committee shall elect a chairman of the committee, who shall appoint a secretary of the same, and the committee shall otherwise fix its own rules or procedure which shall not be inconsistent with these Bylaws. The Executive Committee or other committee shall meet where and as provided by its rules.

         Section 6. Quorum And Voting. A majority of the members of the Executive Committee or other committee shall constitute a quorum for the transaction of business at any meeting thereof; provided, however, that the affirmative vote of a majority of the members of the Executive Committee or other committee in all cases shall be necessary for the adoption of any resolution.

         Section 7. Minutes. The Executive Committee and other committees are to keep regular minutes of their proceedings and the transactions of their meetings and report the same to the Board of Directors at the next meeting thereof. Such minutes shall be open to the inspection of any director upon application at the office of the Corporation during business hours.

         Section 8. Authority. The Executive Committee is authorized to take any action which the Board of Directors could take, except that the Executive Committee shall not have the power to either issue or authorize the issuance of shares of capital stock, to amend the Bylaws, or a resolution of the Board of Directors. Any authorized action taken by the Executive Committee shall be as effective as if it had been taken by the full Board of Directors.

         Section  9.  Regular  Meetings.   Regular  meetings  of  the  Executive
Committee may be held within or without the State of Wyoming at such time and place as the Executive Committee may provide from time to time.

         Section 10. Special Meetings. Special meetings of the Executive Committee may be called by or at the request of the President or any member of the Executive Committee.

         Section 11. Notice. Notice of any special meeting shall be given at least one (1) day previous thereto by written notice, telephone, telegram or in person. Neither the business to be transacted, nor the purpose of a regular or special meeting of the Executive Committee need be specified in the notice of waiver of notice of such meeting. A member may waive notice of any meeting of the Executive Committee. The attendance of a member at any meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 12. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee; provided that if fewer than a majority of the members are present at said meeting a majority of the members present may adjourn the meeting from time to time without further notice.

         Section 13. Manner of Acting. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee, and said Committee shall keep regular minutes of its proceedings which shall at all times be open for inspection by the Board of Directors.

         Section 14. Presumption of Assent. A member of the Executive Committee who is present at a meeting of the Executive Committee at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a member of the Executive Committee who voted in favor of such action.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Number. The officers of the Corporation shall be a President, Vice President, a Treasurer and a Secretary and such other or subordinate officers as the Board of Directors may from time to time elect. One
(1) person may hold the office and perform the duties of one or more of said officers. No officer need be a member of the Board of Directors.

         Section 2. Election, Term of Office, Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and they shall be elected annually at the meeting of the Board of Directors held immediately after each annual meeting of the stockholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his/her office until his/her successor has been duly chosen and has qualified, or until his/her death, or until he/she resigns or has been removed in the manner hereinafter provided.

         Section 3. Removals. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, or the person so removed.

         Section 4. Vacancies. All vacancies in any office shall be filled by the Board of Directors without undue delay, at any regular meeting, or at a meeting specially called for that purpose.

         Section 5. President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He/she may sign, with the Treasurer or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the duties of the President, and such other duties as from time to time may be assigned to him/her by the Board of Directors.

         Section 6. Vice President. The Vice President shall in the absence or incapacity of the President, or as ordered by the Board of Directors, perform the duties of the President, or such other duties or functions as may be given to him by the Board of Directors from time to time.

         Section 7. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and deposit the same in the name of the Corporation in such bank or trust company as the Board of Directors may designate; he may sign or countersign all checks, drafts and orders for the payment of money and may pay out and dispose of same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the Corporation; he/she; may sign with the President or Vice President, certificates for shares of stock of the Corporation; he/she shall at all reasonable times exhibit the books and accounts to any director or stockholder of the Corporation under application at the office of the Company during business hours; and he/she shall, in general, perform all duties as from time to time may be assigned to him/her by the President or by the Board of Directors. The Board of Directors may at its discretion require that each officer authorized to disburse the funds of the Corporation be bonded in such amount as it may deem adequate.

         Section 8. Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and also the minutes of the meetings of the stockholders; he/she shall attend to the giving and serving of all notices of the Corporation and shall affix the seal of Corporation to all certificates of stock, when signed and countersigned by the duly authorized officers; he/she may sign certificates for shares of stock of the Corporation; he/she may sign or countersign all checks, drafts and orders for the payment of money; he/she shall have charge of the certificate book and such other books and papers as the Board may direct; he/she shall keep a stock book containing the names alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereof; and he/she shall in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

         Section 9. Other Officers. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

         Section 10. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively, as may be required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or Vice President certificates for shares of the capital stock of the Corporation, issued of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries shall, in general, perform such duties as may be assigned to them by the Treasurer or the Secretary respectively, or by the President or by the Board of Directors.

                                   ARTICLE VI

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. Indemnification in Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Procedure. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 5. Advances for Expenses. Expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         Section 6. Rights Not-Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

         Section 8. Definition of Corporation. For the purposes of this Article VI, references to the "Corporation" include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 9. Other Definitions. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         Section 10. Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment to or repeal of this Article VI shall apply to or have any effect on, the rights of any director, officer, employee or agent under this
Article VI which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or approved by loan committee appointed by the Board of Directors and charged with the duty of supervising investments. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. A check, draft or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolutions of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                                  CAPITAL STOCK

         Section 1. Certificate For Shares. Certificates for shares of stocks of the Corporation shall be in such form as shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the President or Vice President and by the Secretary or the Treasurer, or by such other person or officer as may be designed by the Board of Directors; and the seal of the Corporation shall be affixed thereto, which said signatures of the duly designated officers and of the seal of the Corporation. Every certificate authenticated by a facsimile of such signatures and seal must be countersigned by a Transfer Agent to be appointed by the Board of Directors, before issuance.

         Section 2. Transfer of Stock. Shares of the stock of the Corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferable on the books of the Corporation upon surrender thereof so signed or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all rights of ownership with respect to such shares.

         Section 3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient not inconsistent with the Bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of the certificates for shares of stock of the Corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

         Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE IX

                                    DIVIDENDS

         Section 1. Holder of Shares. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Wyoming.

         Section 2. Declaration of Dividends. Dividends on the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

         Section 3. Close of Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding fifteen (15) days preceding the date fixed for holding any meeting, annual or special of the stockholders, or the day appointed for the payment of a dividend.

         Section 4. Reserve Funds. Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the Corporation available for dividends, such sum or sums as the Directors may from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                      SEAL

         The Board of Directors shall provide a Corporate Seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal, State of Wyoming".

                                   ARTICLE XI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of December of each year.

                                   ARTICLE XII

                                WAIVER OF NOTICE

         Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the laws of the State of Wyoming, or under the provisions of the Articles of Incorporation, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the stockholders by a vote of the stockholders owning a majority of the shares and entitled to vote at the meeting. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors of the Corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the Directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the stockholders.

         KNOW ALL MEN BY THESE PRESENTS that the undersigned, being the Secretary of SINO PHARMACEUTICALS CORPORATION, a Wyoming corporation, hereby acknowledges that the above and foregoing Bylaws were duly adopted as the Bylaws of said Corporation on December 28, 2001.

         IN WITNESS WHEREOF, I hereunto subscribe my name this 28th day of December 2001.




                                                 /s/ Daniel L. Hodges
                                                 -------------------------------
                                                 Daniel L. Hodges,
                                                 Secretary